CO-BRAND PROGRAM AGREEMENT

     This Co-brand Program Agreement ("Agreement") is made and is effective as of November 21, 1999, by and between uMember, a ____________ corporation, having a place of business at 10350 Santa Monica Blvd., West Los Angeles, CA 90025 (uMember) and a website with an internet URL, www.uMember.com ("Co-brand Site"), and The Golf Network, Inc., a Delaware corporation, having a place of business at 4639 Irving Blvd, #314, Dallas, TX and a website with an internet URL http://www.TheGolfingNetwork.com. The Co-brand (uMember.com) and The Golf Network are referred to herein collectively as the "Parties."

     This Agreement contains the complete terms and conditions that apply to the Co-brand's participation in the program described herein (the "Co-brand Program") which establishes and promotes a link from the Co-brand Site to the Golf Network Site for the mutual benefit of the parties.

               1.   Enrollment

          Acceptance in the Co-brand Program is determined by The Golf Network. This Agreement can be terminated if either party's site becomes an unsuitable site. Unsuitable sites include:

Promote sexually explicit materials;
Promote violence;
Promote discrimination based on race, sex, religion, nationality, disability, sexual orientation or age;
Promote illegal activities;
Violate intellectual property rights.

               2.   Linking Your Site to uMember

          The Co-brand agrees to provide a special link from the Co-brand
Site to The Golf Network Site. The Golf Network will supply or approve the graphic used for the link and the code associated with the graphic. The Co-brand will be responsible for the placement location of the special link and ensuring that the link is properly formatted. The link will appear on the Co-brand Site, http://www.umember.com, or a comparable location within the Co-brand Site and the Co-brand will notify The Golf Network if its location is changed. The Co-brand will use The Golfing Network.com store link on all current and future sites belonging to umember.com or its subsidiaries sites.

          Co-brand will be solely responsible for ensuring that the materials on the Co-brand site do not violate or infringe copyright, trademark, privacy or other personal or proprietary rights of any third party; and are not libelous or otherwise illegal. The Golf Network disclaims all liability for these matters. Further, the Co-brand will indemnify and hold The Golf Network harmless from all claims, damages and expenses (including, without limitation, attorney's fees) relating to the development, operation, maintenance and contents of the Co-brand Site.

               3.   Commission

          The Golf Network will pay a 25% commission to uMember.com on all net profits generated from sales made to customers who access The Golf Network through the link on the Co-brand Site. As long as this Agreement is in effect, The Golf Network will continue to pay 25% of all net profits generated from that customer until this Agreement is terminated. The Golf Network will not be obligated to pay any commission to uMember.com on any such items which are subsequently returned by the customer. The Golf Network will provide documentation of all customer returns from the Co-brand Site to uMember.com, and will submit such documentation in its weekly sales activity and commission fee reports.

               4.   Accounting of Payment

          The Golf Network will be responsible for tracking access from the Co-brand Site. The Golf Network will report access and remit payment of commission to uMember.com within 15 days of shipment of the product.

               5.   The Golf Network Responsibilities

          The Golf Network will be responsible for providing all information necessary to allow the Co-brand to make appropriate links from the Co-brand Site to The Golf Network Site. Customers will be supported by The Golf Network and all orders will be processed by The Golf Network, according to The Golf Network policies and operating procedures. Co-brand Site can reasonably expect The Golf Network's best in-class service level commitment to next-business day delivery of in-stock items, and its best price guarantee. The Golf Network will maintain its Returns Policy to Co-brand members as follows:
"30 days money back guarantee." The Golf Network reserves the right to reject orders that do not comply with any requirements set forth on The Golf Network Site.

          The Golf Network will be responsible for all aspects of order processing and fulfillment. Among other things, The Golf Network will prepare order forms; process payments, cancellations, and returns; and handle customer service. The Golf Network will track sales made to customers using special links from the Co-brand Site and will provide the Co-brand with online access to such reports, including but not limited to customer transactions and customer personal information, and will send the Co-brand commission Fee reports summarizing sales activity on weekly basis. To permit accurate tracking, reporting and commission Fee accrual, the Co-brand shall ensure that the special links between the Co-brand Site and The Golf Network Site are properly formatted.

               6.   Co-Brand Responsibilities

The development, operation and maintenance of the Co-brand Site and all materials that appear thereon;
Maintaining its logo, co-branding text, and company information which is stored on The Golf Network Site;
Ensuring that the link on the Co-brand Site is properly displayed; Co-brand will advertise The Golf Network in all appropriate media; and Co-brand will include The Golf Network in the uChat module.

               7.   Co-Brand Responsibilities

          The Co-brand will also be co-branded, above the fold, on internal pages within The Golf Network Site, using a logo and other materials to be supplied and updated by the Co-brand. The Co-brand logo will be linked back to the Co-brand Site.

               8.   Policies and Pricing

          Customers who buy products and services will be deemed to be customers of The Golf Network. Accordingly, all The Golf Network policies and operating procedures, set forth on The Golf Network Site, concerning customer orders, customer service, privacy and sales will apply to those customers.
The Golf Network may change its policies and operating procedures at any time. For example, The Golf Network will determine the prices to be charged for products and services in accordance with its own pricing policies as set forth on The Golf Network Site.

               9.   Exclusivity

          The Golf Network shall be the exclusive supplier of golf products and services on the Co-brand site for a term of 3 (three) years from the date of this agreement. uMember.com agrees that it will not place products on the uMember.com Site which are considered competitor products of The Golf Network. Should this agreement terminate prior to the end of such 3 (three) year period, this exclusivity clause shall be deemed null and void as of the termination date.

               10.  Limited License

          The Parties grant each other a non-exclusive, non-transferrable, revocable right to (i) access The Golf Network Site through the Co-brand Site link solely in accordance with the terms of this agreement and (ii) to use each other's logos, trade names, trademarks, and similar identifying material relating to the Parties (collectively, the "Licensed Materials"), solely in connection with such link, for the sole purpose of promoting each other for the duration of this agreement. The Parties may use the License Materials as provided by the other party and may not alter, modify, or change the Licensed Materials in any way. Such rights to use the Licensed Materials shall be immediately revoked if the Agreement is terminated.

               11.  Terms of the Agreement

          The terms of this Agreement will begin upon the execution of this Agreement and be in effect for three (3) years, with an option to renew. Either of the Parties may terminate this Agreement at any time for cause, by giving the other party thirty (30) days written notice of termination. Cause for termination, as is understood by the parties to this agreement, shall include: (i) breach of any material term or condition of this agreement and failure to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from the Co-brand
(ii) either party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors any the Co-brand will be eligible to earn a commission Fee on sales occurring during the term of the Agreement any commission Fee earned through the date of termination will remain payable if the related sales are not returned or canceled.

               12.  Relationship of the Parties

          The Co-brand and The Golf Network are independent contractors, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, or employment relationship between the parties. The Co-brand and The Golf Network will have no authority to make or accept any offers or representations on each other's behalf. The Co-brand and The Golf Network will not make any statements, whether on the Web sites or otherwise, that reasonably would contradict anything in this Agreement.

               13.  Confidentiality

          Except as otherwise provided in this Agreement or with the consent of the other party hereto, each of the parties hereto agrees that all information including, without limitation, the terms of this Agreement, business and financial information, customer and vendor lists, and pricing and sales information, concerning The Golf Network or the Co-brand, shall remain strictly confidential and secret and shall not be utilized, directly or indirectly, by such party for its own business purposes or for any other purpose except and solely to the extent that any such information is generally known or available to the public through a source or sources other than the Parties.

               14.  Limitation of Liability

          Neither party will be liable for indirect, special or consequential damages, or any loss of revenue, profits, or data, arising in connection with this Agreement, even if it has been advised of the possibility of such damages. Further, each party's aggregate liability arising with respect to this Agreement will not exceed the total Referral Fee paid or payable to the Co-brand under this Agreement.

               15.  Indemnification

          The Golf Network agrees to indemnify and hold harmless the Co-brand, and its subsidiaries and affiliates, and their directors, officers, employees, agents, shareholders, partners, members, and other owners, against any and all claims, actions, demands, liabilities, losses, damages, judgments, settlements, costs and expenses (including reasonable attorney's fees)(any or all of the foregoing hereinafter referred to as "Losses") insofar as such Losses (or actions in respect thereof) arising out of or are based on (i) any claim that a party's use of the other party's trademarks infringes on any trademark, trade name, service mark, copyright, license, intellectual property, or other proprietary right of any third party, (ii) any misrepresentation of a representation or warranty or breach of a covenant and agreement made by a party herein, or (iii) any claim related to the Co-brand Site, including, without limitation, content therein not attributable to The Golf Network, unless it is determined there was gross negligence or wilfull misconduct on behalf of the Co-brand.

               16.  Miscellaneous

          This Agreement will be governed by the Laws of the United States and the State of California, without reference to rules governing choice of laws. Any action relating to this Agreement must be brought in the federal or state courts located in California, and Co-bran irrevocably consents to the jurisdiction of such courts. Neither party may assign this Agreement, by operation of law or otherwise, without our prior written consent. Subject to that restriction, this Agreement will be binding on, inure to the benefit of, and enforceable against the parties and their respective successors and assigns. Such party's failure to enforce strict performance of any provision of this Agreement will not constitute a waiver of the right to subsequently enforce such a provision or any other provision of this Agreement.

     /s/ Yuki Rosenfeld                  /s/ Bryan Efimov
Signature of Co-brand Officer           Signature of THE GOLF NETWORK
                                        Officer

Name of Officer: Yuki Rosenfeld              Name of Officer: Bryan Efimov

Title:    VP Merchandising                   Title:    President

    Date:     11-30-99                      Date:     12-2-99